UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 17, 2002
                                                         ----------------

                        INMEDICA DEVELOPMENT CORPORATION
                        --------------------------------
               (Exact name of registrant as specified in charter)


       Utah                              0-12968                 87-0397815
--------------------------------------------------------------------------------
 (State or other juris-                (Commission              (IRS Employer
diction of incorporation)              File Number)          Identification No.)


                           825 N. 300 West, Suite N132
                           Salt Lake City, Utah 84103
                           --------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (801)521-9300
                                                    -------------



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ITEM 4.           Changes in Registrant Certified Accountant
                  ------------------------------------------

         On October 17, 2002, InMedica Development Corporation ("the Company") dismissed Deloitte & Touche as independent accountants and appointed Robison Hill & Co. as independent accountants for the Company. The change was approved by the Company's board of directors.

          During the registrant's two most recent fiscal years and any subsequent interim period preceding the foregoing dismissal there were no disagreements with accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. The former accountants' report for the period of their engagement did not contain an adverse opinion or disclaimer of opinion. However the former accountants' report was modified for uncertainty as to whether the registrant would continue as a going concern. There was no qualification or modification as to audit scope or accounting principles.

Item 7.           Exhibits.
                  --------

         A copy of the letter of Deloitte Touche, the former independent accountant, to the Commission is filed as Exhibit 16 to this report.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INMEDICA  DEVELOPMENT CORPORATION
                                                     (Registrant)

DATED: October 21, 2002                     By: /s/Ralph Henson
                                                Ralph Henson, President


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